SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

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CREDIT ACCEPTANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Credit Acceptance Corporation on July 2, 2020.
Credit Acceptance
25505 West Twelve Mile Road
Southfield, MI 48034-8339
(248) 353-2700
creditacceptance.com

NEWS RELEASE
FOR IMMEDIATE RELEASE
Date: July 2, 2020

Investor Relations: Douglas W. Busk
Senior Vice President and Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com

Nasdaq Symbol: CACC

CREDIT ACCEPTANCE ANNOUNCES
CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Southfield, Michigan - July 2, 2020 - Credit Acceptance Corporation (Nasdaq: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) today announced that, because of the continuing public health concerns relating to the COVID-19 pandemic, and in consideration of the health and well-being of shareholders and other meeting participants, the Company’s annual meeting of shareholders to be held on Wednesday, July 15, 2020, at 8:00 a.m., Eastern time (the “Annual Meeting”), will not be held at the Company’s principal executive offices, but instead will be held solely by means of remote communication in a virtual meeting format by live audio webcast over the Internet. Shareholders will not be able to attend the Annual Meeting physically in person.

Only shareholders of record of the Company at the close of business on May 21, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Shareholders of record as of the record date will be able to attend and participate in the Annual Meeting online by logging in to the Meeting Center at www.meetingcenter.io/217422590 using the 15-digit control number found on their proxy card or Notice of Internet Availability of Proxy Materials or on the instructions that accompanied their proxy materials. The meeting password is CACC2020.

Shareholders that owned their Credit Acceptance Corporation shares as of the record date for the Annual Meeting through a bank, broker or other intermediary in street name must register in advance to attend and participate in the Annual Meeting. To register, they must first obtain a legal proxy, executed in their favor, from the holder of record reflecting the number of shares of Credit Acceptance Corporation common stock held for their account as of the record date for the Annual Meeting. They must then submit the legal proxy, along with their name and e-mail address, by e-mail with “Legal Proxy” as the subject line, to Computershare at legalproxy@computershare.com. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern time, on July 10, 2020. They will then receive a confirmation of their registration, with a 15-digit control number, by e-mail from Computershare. Having registered in advance, they will be able to attend and participate in the Annual Meeting online by logging in to the Meeting Center at www.meetingcenter.io/217422590 using the 15-digit control number provided to them by Computershare and the meeting password, CACC2020.

The virtual format of the Annual Meeting is designed to provide shareholders the same rights and opportunities to participate and vote their shares as they would have at an in-person meeting. Whether or not shareholders plan to attend the Annual Meeting through the live audio webcast, we urge shareholders to vote by proxy in advance of the meeting. The proxy card included with the proxy materials for the Annual Meeting previously mailed or made available to shareholders will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting.

The Company has made available to shareholders of record, and filed with the Securities and Exchange Commission, a notice of change of location of annual meeting of shareholders that contains additional information about attending and participating in the virtual-only Annual Meeting.

Description of Credit Acceptance Corporation

Since 1972, Credit Acceptance has offered financing programs that enable automobile dealers to sell vehicles to consumers, regardless of their credit history. Our financing programs are offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our financing programs, but who actually end up qualifying for traditional financing.

Without our financing programs, consumers are often unable to purchase vehicles or they purchase unreliable ones. Further, as we report to the three national credit reporting agencies, an important ancillary benefit of our programs is that we provide consumers with an opportunity to improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the Nasdaq Stock Market under the symbol CACC. For more information, visit creditacceptance.com.

The following Notice of Change of Location of Annual Meeting of Shareholders was released to shareholders by Credit Acceptance Corporation on July 2, 2020.
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
to be held July 15, 2020
_______________

NOTICE IS HEREBY GIVEN that, because of the continuing public health concerns relating to the COVID-19 pandemic, and in consideration of the health and well-being of shareholders and other meeting participants, the Annual Meeting of Shareholders of Credit Acceptance Corporation, a Michigan corporation, to be held on Wednesday, July 15, 2020, at 8:00 a.m., Eastern time (the “Annual Meeting”), will not be held at Credit Acceptance Corporation’s principal executive offices, but instead will be held solely by means of remote communication in a virtual meeting format by live audio webcast over the Internet at www.meetingcenter.io/217422590 (password CACC2020). Shareholders will not be able to attend the Annual Meeting physically in person. The virtual format of the Annual Meeting is designed to provide shareholders the same rights and opportunities to participate as they would have at an in-person meeting.
This notice of change of location of annual meeting of shareholders supplements, and should be read in conjunction with, the notice of annual meeting of shareholders and proxy statement that Credit Acceptance Corporation first made available to shareholders on June 4, 2020 in connection with the Annual Meeting. This notice of change of location of annual meeting of shareholders is being released to shareholders on July 2, 2020.
As set forth in the notice of annual meeting of shareholders, the Annual Meeting is being held for the following purposes:

(a)
election of four directors named in Credit Acceptance Corporation’s 2020 Proxy Statement, each to serve until the 2021 Annual Meeting of Shareholders and until his or her successor has been elected and qualified;

(b)	advisory vote to approve named executive officer compensation;

(c)	ratification of the selection of Grant Thornton LLP as Credit Acceptance Corporation’s independent registered public accounting firm for 2020; and

(d)	transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
Attending the Annual Meeting
Only shareholders of record of Credit Acceptance Corporation at the close of business on May 21, 2020, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. If you owned your Credit Acceptance Corporation shares as a shareholder of record as of the record date for the Annual Meeting, you will be able to attend and participate in the Annual Meeting online by logging in to the Meeting Center at www.meetingcenter.io/217422590 using the 15-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting password is CACC2020.
If you owned your Credit Acceptance Corporation shares as of the record date for the Annual Meeting through a bank, broker or other intermediary in street name, you must register in advance to attend and participate in the Annual Meeting. To register, you must first obtain a legal proxy, executed in your favor, from the holder of record reflecting the number of shares of Credit Acceptance Corporation common stock held for your account as of the record date for the Annual Meeting. You must then submit the legal proxy, along with your name and e-mail address, by e-mail with “Legal Proxy” as the subject line, to Computershare at legalproxy@computershare.com. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern time, on July 10, 2020. You will then receive a confirmation of your registration, with a 15-digit control number, by e-mail from Computershare. Having registered in advance, you will be able to attend and participate in the Annual Meeting online by logging in to the Meeting Center at www.meetingcenter.io/217422590 using the 15-digit control number provided to you by Computershare and the meeting password, CACC2020.
If you do not have a control number, you may access the Annual Meeting online as a guest (non-shareholder) at
www.meetingcenter.io/217422590 but will not be able to vote your shares or ask questions during the Annual Meeting.
The live webcast of the Annual Meeting will begin promptly at 8:00 a.m., Eastern time, on July 15, 2020. Online check-in to attend the Annual Meeting will begin at 7:45 a.m., Eastern time. We encourage you to log in to the Annual Meeting before the scheduled start time of the meeting to allow adequate time for you to complete the check-in process prior to the meeting. If you encounter technical difficulties, please contact technical support at https://support.vevent.com or, after you have gained access to the Annual Meeting webcast, click the “Help” link in the upper right portion of the screen. A webcast replay of the Annual Meeting will be available until July 15, 2021 through the investor relations section of our website at ir.creditacceptance.com.
Voting
Prior to the Annual Meeting, you may vote your shares by proxy, and we encourage you to do so. The proxy card included with the proxy materials for the Annual Meeting previously mailed or made available to shareholders will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting. You are encouraged to vote prior to the Annual Meeting online via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you attend the Annual Meeting by logging in to the Meeting Center at www.meetingcenter.io/217422590 using the applicable 15- digit control number as described above, you may vote your shares electronically during the Annual Meeting (up until the closing of the polls) by following the prompts on the Meeting Center site.
Submitting Questions at the Annual Meeting
During the Annual Meeting, shareholders that have logged in to the Meeting Center at www.meetingcenter.io/217422590 (password CACC2020) using a control number as described above will be able to submit questions in writing by following the instructions on the Meeting Center site. All questions timely submitted, pertinent to meeting matters and otherwise in accordance with the rules of conduct for the Annual Meeting will be read aloud and answered, subject to time constraints, following the business portion of the Annual Meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. Any pertinent and appropriate questions received but not answered during the Annual Meeting due to time constraints will be published and answered as soon as practicable following the Annual Meeting through the “Investor Questions” link on the investor relations section of our website at ir.creditacceptance.com.
Shareholder List
During the Annual Meeting, the list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders through a link on the Meeting Center site at www.meetingcenter.io/217422590 (password CACC2020). To access the shareholder list, you will need the 15-digit control number that you use to log in to the Annual Meeting as a shareholder attendee.
Internet Availability of Proxy Materials
Proxy materials for the Annual Meeting, including Credit Acceptance Corporation’s 2020 Proxy Statement and our 2019 annual report, are available free of charge at www.envisionreports.com/CACC.

By Order of the Board of Directors, Charles A. Pearce
Chief Legal Officer and Corporate Secretary

Southfield, Michigan
July 2, 2020